SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2016 (December 16, 2016)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2016, Pareteum Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with certain holders (the “Holders”) of 9% Unsecured Subordinated Convertible Promissory Notes in the aggregate amount of $3,548,000 (the “Notes”) and warrants (“Warrants”) previously issued by the Company pursuant to a private placement memorandum dated December 1, 2015, as amended.

Pursuant to the Agreement, the Company and the Holders agreed to modify certain terms of the Notes whereby the principal amount thereof will be increased by ten percent (10%), which interest shall begin to accrue as of the date of the Agreement. In addition, the holders of the Notes are granted the right, exercisable at any time prior to the maturity date of the Note, to convert the principal amount then outstanding into shares of the Company’s common stock, at a conversion price of fifteen cents ($0.15) per share. Upon a voluntary conversion prior to the maturity date, 100% of the interest that would have been payable between the date of the voluntary conversion and the maturity date (the “Unpaid Interest Amount”) shall be converted into such number of shares of Common Stock equal to the Unpaid Interest Amount divided by the conversion price. Further, the parties have agreed to the removal of certain anti-dilution protections granted under the Note.

The Agreement also provides for a ten percent (10%) increase in the number of shares of common stock issuable upon the exercise of the Warrants, as well as a reduction in the exercise price for the Warrants to fifteen cents ($0.15) per share. Further, certain provisions contained in the Warrants granting the Holders full ratchet anti dilution protection have also been deleted pursuant to the Agreement.

The Holders were further granted certain piggy back registration rights under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Agreement is incorporated herein by reference.

As of December 16, 2016, Holders of an aggregate of $1,150,000 of Notes have provided the Company with a conversion notice. The issuance of the shares of the Company’s common stock under the Agreement is pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

Item 8.01 Other Events

The Company previously disclosed a December 31, 2016 plan deadline date under NYSE MKT rules, and remains in discussions with the Exchange regarding a further potential extension of time, pursuant to NYSE MKT rules.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1       Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary

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